Exhibit 31.4

CERTIFICATION

I, Robert Steinberg, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the fiscal year ended March 29, 2026 of Nathan’s Famous, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 24, 2026	/s/ ROBERT STEINBERG
Robert Steinberg
Vice President - Finance and
Chief Financial Officer
(Principal Financial and
Accounting Officer)